February 4, 1999

Mr. Steve Rudnik, CEO
MAGNITUDE INFORMATION SYSTEMS, INC.
50 Tannery Road
Branchburg, New Jersey 08876

Re: Legal Services Agreement

Dear Mr. Rudnik:

      This letter will memorialize our agreement regarding the payment of heretofore outstanding balances due the undersigned for legal services provided during calendar year 1998 by the undersigned to Magnitude Information Systems, Inc., previously known as Proformix Systems, Inc. (the "Company").

      In consideration of the aforesaid services heretofore provided during calendar year 1998 and in lieu of payment in cash for such services rendered during 1998, the undersigned shall receive from the Company, immediately upon the execution of this Agreement, 100,000 shares of the Company's shares of common stock to be registered by the Company immediately pursuant to Form S-8 Registration Statement in satisfaction of all financial obligations owed by the Company to the undersigned arising from any heretofore outstanding invoices for legal services rendered during 1998.

      If the forgoing properly reflects our understanding, please so indicate and date this agreement in the space provided below and return one fully execute copy for our files. After the counter-execution of this Agreement, kindly issue and forward the necessary Company stock certificates as recited above.

      An additional copy of this agreement is enclosed for your convenience.

                                                   Very truly yours,


                                                   BY: /s/ Isidor D. Friedenberg
                                                      --------------------------
                                                      Isidor D. Friedenberg

AGREED AND ACCEPTED BY:
MAGNITUDE INFORMATION SYSTEMS, INC.


BY: /s/ Steve Rudnik, CEO
    -------------------------------
        Steve Rudnik, CEO

Dated: 2/5/99